UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 4, 2017

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36750	20-5383745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Granite Parkway, Suite 1000 Plano, TX 75024
(Address of principal executive offices, including zip code)

(469) 250-5500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

Merger Agreement

On July 4, 2017, Monogram Residential Trust, Inc., a Maryland corporation (“Monogram” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GS Monarch Parent, LLC, a Delaware limited liability company (“Parent”), and GS Monarch Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Acquisition Sub” and, together with Parent, the “Acquiring Parties”), pursuant to which, subject to the satisfaction or waiver of the conditions therein, Monogram will merge with and into Acquisition Sub (the “Merger”), with Acquisition Sub surviving as a wholly owned subsidiary of Parent.  Parent and Acquisition Sub were formed by a private investment group led by Greystar Real Estate Partners (“Greystar”) and including affiliates of APG Asset Management N.V., GIC, and Ivanhoé Cambridge (collectively with Greystar, the “Sponsors”) via a newly formed investment fund, Greystar Growth and Income Fund, LP.  The Merger Agreement was unanimously approved by the members of the board of directors of Monogram (the “Board”) and the Board resolved to recommend to Monogram’s stockholders that they approve the Merger and the transactions contemplated by the Merger Agreement (the “Board Recommendation”).

Subject to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Monogram common stock, each with a par value of $0.0001 per share, issued and outstanding immediately prior to the Effective Time (other than shares owned by the Acquiring Parties and certain of their affiliates), will be converted into the right to receive $12.00 in cash (the “Merger Consideration”), without interest.

At the Effective Time, each Monogram restricted stock award and time-based restricted stock unit award that is outstanding immediately prior to the Effective Time will become fully vested, all restrictions thereon will lapse and all such Monogram restricted stock awards and time-based restricted stock unit awards will be converted automatically into the right to receive an amount in cash (without interest thereon) in dollars equal to the product of (i) the total number of shares subject to Monogram restricted stock awards or restricted stock unit awards, in each case, without regard to vesting and (ii) the Merger Consideration.  At the Effective Time, each Monogram performance restricted stock unit award that is outstanding immediately prior to the Effective Time will become vested based on actual performance achieved by the Company from the commencement of the applicable performance period through the date that is 30 days immediately preceding the closing of the Merger in accordance with the terms of the applicable award agreement, and each such Monogram performance restricted stock unit award and related agreement will be cancelled and such award converted automatically into the right to receive an amount in cash (without interest thereon) equal to the product of (i) the total number of shares of Monogram common stock subject to such Monogram performance restricted stock unit award and (ii) the Merger Consideration.

The Merger Agreement contains customary representations, warranties and covenants of Monogram and the Acquiring Parties, including, among others, covenants by Monogram to conduct its business in the ordinary course of business during the period between execution of the Merger Agreement and consummation of the Merger (the “Closing”) and prohibiting Monogram from engaging in certain kinds of activities during such period without the consent of the Acquiring Parties. The Merger Agreement also contains customary termination provisions for both Monogram and Parent, as discussed in more detail below.

The Merger is conditioned upon, among other things, the approval of the Merger and the transactions contemplated by the Merger Agreement by the affirmative vote of holders of at least a majority of all outstanding shares of common stock of Monogram (the “Stockholder Approval”) at a meeting of Monogram’s stockholders held for such purpose (the “Stockholder Meeting”) and other customary closing conditions. The Closing is not subject to a financing condition. As previously announced, Monogram will pay its second quarter dividend on July 7, 2017.  Following payment of the second quarter dividend, Monogram will not pay any dividends through the close of the transaction except to the extent necessary to maintain its status as a REIT and any such dividends will result in a corresponding reduction in the Merger Consideration.

Prior to obtaining the Monogram stockholder approval to adopt the merger agreement, Monogram may (i) directly or indirectly through any representative, furnish non-public information regarding Monogram, any of its subsidiaries or the Joint Ventures and (ii) engage and participate in discussions and negotiations with any third party, in each case in response to an Acquisition Proposal (as defined in the Merger Agreement) that the Board of

Directors of Monogram, prior to taking any such particular action, concludes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement), subject to certain qualifications.

The Merger Agreement contains specified termination rights for the parties. If the Merger Agreement is terminated as a result of an Acquisition Proposal that the Board determines constitutes a Superior Proposal (as defined in the Merger Agreement), then the Company would be required to pay Parent a termination fee of (1) $25,261,292 in connection with such Superior Proposal if the termination occurs within the first 30 days following the date of the Merger Agreement (subject to an extension for the completion of matching rights periods in accordance with the no-shop provision of the Merger Agreement, provided that the initial Superior Proposal Notice (as defined in the Merger Agreement) is provided to Parent by the Company on or prior to the 30th day after the date of the Merger Agreement) or (2) $65,679,359 million in all other instances.

The Merger Agreement provides that Parent shall pay to the Company a $202,090,337 million termination fee (the “Parent Termination Fee”) if the Company terminates the Merger Agreement in certain circumstances due to certain breaches by the Acquiring Parties or if the Acquiring Parties fail to consummate the Merger and all other conditions to Closing are satisfied or waived (other than those conditions that would be and are capable of being satisfied at Closing).

PGGM and NPS Joint Ventures

The aggregate transaction value includes Monogram’s share of its two institutional co-investment joint ventures with PGGM and NPS. The PGGM joint venture will be restructured, and the joint venture interests held by NPS will be purchased by Greystar pursuant to a separate assignable purchase and sale agreement (the “NPS Agreement”).

In the event that Monogram effects a Change in Recommendation in connection with a Superior Proposal (as described above), the NPS Agreement will be assignable and with respect to the PGGM joint venture, Monogram or any successor entity may exercise its purchase options in accordance with the Fourth Amended and Restated Agreement of Limited Partnership of Monogram Residential Master Partnership I LP, as amended, (the “PGGM JV Agreement”), including Monogram’s Special Situation Right (as defined in the PGGM JV Agreement) in order to purchase the interests of PGGM in the PGGM joint venture.

Financing Commitments

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses of the Acquiring Parties and to refinance certain indebtedness of Monogram. The Sponsors have committed, pursuant to an equity commitment letter dated as of July 4, 2017 (the “Equity Commitment Letter”), to capitalize Parent, at or prior to the Effective Time, with an aggregate equity contribution in an amount of $1.636 billion, on the terms and subject to the conditions set forth in the Equity Commitment Letter.  In addition, the Sponsors have executed a limited guarantee in favor of Monogram to guarantee, subject to the limitations described therein, the payment of a termination fee and certain other expense obligations under the Merger Agreement.

JPMorgan Chase Bank, National Association (the “Lender”) has committed to provide debt financing (the “Debt Financing”) for the Merger consisting of  two separate bridge loans on the terms and subject to the conditions set forth in a debt commitment letter, dated as of July 4, 2017, and delivered to Greystar Growth and Income Fund, LP in advance of execution of the Merger Agreement (the “Debt Commitment Letter”). The obligations of the Lender to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of representations and warranties, and consummation of the transactions contemplated in the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, which accompanies this Current Report as Exhibit 2.1 and which is incorporated herein by reference.

The Merger Agreement is attached to provide investors with information regarding its terms and is not intended to provide any other factual information about Monogram, Parent or Acquisition Sub. The Merger Agreement also contains representations and warranties of each of Monogram, Parent and Acquisition Sub. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in certain disclosures between the parties. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the disclosures between the parties. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Monogram’s or the Acquiring Parties’ public disclosures.

Item 8.01.                                        Other Events.

On July 4, 2017, Monogram issued a press release announcing the entry into the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Monogram will file a proxy statement with the SEC. Additionally, Monogram will file other relevant materials in connection with the proposed acquisition of Monogram by an affiliate of Greystar Real Estate Partners. The materials to be filed by Monogram with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Monogram on Monogram’s website at www.monogramres.com or by contacting Monogram investor relations at ir@monogramres.com. INVESTORS AND SECURITY HOLDERS OF MONOGRAM ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

Monogram and its directors, executive officers and other persons, may be deemed to be participants in the solicitation of proxies of Monogram stockholders in connection with the proposed transaction. Information concerning the interests of Monogram’s participants in the solicitation, which may, in some cases, be different than those of Monogram’s stockholders generally, is set forth in the materials filed by Monogram with the SEC, including in Monogram’s definitive proxy statement filed with the SEC on May 1, 2017, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws that are based on Monogram’s current expectations, estimates, forecasts and projections and are not guarantees of future performance. These statements may be impacted by a number of known and unknown risks and uncertainties, including, without limitation, risks associated with Monogram’s business strategy; Monogram’s ability to obtain future financing arrangements; estimates relating to Monogram’s future distributions; Monogram’s understanding of its competition; market trends; and projected capital expenditures. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect Monogram’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the merger agreement by Monogram’s stockholders, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed merger on Monogram’s business, operating results, and relationships with joint venture partners, lenders, tenants, competitors and others, (v) risks that the proposed merger may disrupt Monogram’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management’s attention from Monogram’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against Monogram related to the merger agreement or the proposed merger.  In addition, a number of other important factors could cause actual results to differ materially from the forward-looking statements contained in this Current Report on Form 8-K, including important risk factors described in the Risk Factors section of Monogram’s Annual Report on Form 10-K for the year ended December 31, 2016 and in Monogram’s subsequent filings with the Securities and Exchange Commission. Forward-looking statements in this Current Report on Form 8-K speak only as of the date on which such statements were made, and Monogram undertakes no obligation to update any such statements to conform to actual results or changes in its expectations.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated July 4, 2017, by and among GS Monarch Parent, LLC, GS Monarch Acquisition, LLC and Monogram Residential Trust, Inc.*

99.1	Press Release, dated July 4, 2017.**

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Monogram hereby undertakes to furnish copies of any of the omitted schedules upon request by the Commission.

** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM RESIDENTIAL TRUST, INC.

Date: July 5, 2017	By:	/s/ Mark T. Alfieri
Mark T. Alfieri
Chief Executive Officer, President and Chief Operating Officer

EXHIBIT INDEX

(d) Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated July 4, 2017, by and among GS Monarch Parent, LLC, GS Monarch Acquisition, LLC and Monogram Residential Trust, Inc.*

99.1	Press Release, dated July 4, 2017.**

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Monogram hereby undertakes to furnish copies of any of the omitted schedules upon request by the Commission.

** Furnished herewith.